Exhibit 10.7

FIRST AMENDMENT TO

INTELLECTUAL PROPERTY SECURITY AGREEMENT

(Borrower)

This FIRST AMENDMENT TO INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Amendment”) is made as of the 23rd day of February, 2009 among:

(a) JUPITERMEDIA CORPORATION, a Delaware corporation, to be known as WebMediaBrands Inc. (“Borrower”); and

(b) KEYBANK NATIONAL ASSOCIATION, as administrative agent for the benefit of the Lenders, as hereinafter defined (“Agent”).

WHEREAS, Borrower entered into that certain Credit and Security Agreement, dated as of July 12, 2007, with the lenders named therein (the “Lenders”), Agent, and Citizens Bank, N.A., as the syndication agent (as amended, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, Borrower and Agent entered into that certain Intellectual Property Security Agreement, dated as of July 12, 2007 (as the same may from time to time be amended, restated or otherwise modified, the “IP Security Agreement”);

WHEREAS, Borrower and KeyBank National Association, in its own capacity and not as agent for the Lenders (“KeyBank”), entered into that certain hedge agreement, the terms and conditions of which are governed by that certain 1992 ISDA Master Agreement between Borrower and KeyBank, dated as of July 19, 2007 (the “Master Agreement”), and evidenced by that certain Confirmation between Borrower and KeyBank, dated as of July 19, 2007, executed in accordance with the Master Agreement (collectively, the “Swap Agreement”);

WHEREAS, on the date hereof, Borrower is terminating the Commitment under the Credit Agreement, pursuant to the terms of that certain Payoff Letter, dated as of February 23, 2009, from Agent, and acknowledged and agreed to by Borrower;

WHEREAS, notwithstanding the termination of the Credit Agreement, the obligations under the Swap Agreement (together with any other obligations owing to KeyBank under the Master Agreement, collectively, the “Swap Obligations”) that are currently secured pursuant to the Credit Agreement (and certain other security documents executed in connection therewith, including the IP Security Agreement) will be permitted to remain outstanding after the termination of the Credit Agreement;

WHEREAS, Borrower and Agent desire to amend the IP Security Agreement so that the IP Security Agreement only continues to secure the Swap Obligations;

WHEREAS, each capitalized term used herein and defined in the IP Security Agreement, but not otherwise defined herein, shall have the meaning given such term in the IP Security Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the IP Security Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, Borrower and Agent agree as follows:

1. Amendment to Introductory Paragraph. The introductory paragraph of the IP Security Agreement is hereby amended to delete therefrom the phrase “as administrative agent under the Credit Agreement, as hereinafter defined”, and to insert in place thereof the phrase “as administrative agent for itself and any other Persons that participate in the Swap Obligations”.

2. Amendment to Recitals. Section 1 of the IP Security Agreement is hereby amended to delete Section 1 therefrom and to insert in place thereof the following:

1. Recitals.

Borrower has entered into that certain ISDA Master Agreement, dated as of July 19, 2007, with KeyBank (as the same may from time to time be amended, restated or otherwise modified, the “Master Agreement”), as evidenced by that certain Confirmation, dated as of July 19, 2007, executed in accordance with the Master Agreement (the “Confirmation”, and together with the Master Agreement, collectively, the “Swap Agreement”).

Borrower deems it to be in its direct pecuniary and business interests that Borrower continue to obtain from the Lenders, as hereinafter defined, the financial accommodations provided for in the Swap Agreement.

Borrower understands that the Lenders are willing to continue to grant such financial accommodations to Borrower only upon certain terms and conditions, one of which is that Borrower continue to grant to Agent, for the benefit of the Lenders, a security interest in the Collateral, as hereinafter defined, and this Agreement is being executed and delivered in consideration of the Lenders continuing to grant the financial accommodations provided for under the Swap Agreement and for other valuable consideration.

3. Amendment to the Introductory Clause of Section 2. Section 2 of the IP Security Agreement is hereby amended to delete the introductory clause therefrom and to insert in place thereof the following:

“Except as specifically defined herein, terms that are defined in the U.C.C. are used herein as so defined. As used in this Agreement, the following terms shall have the following meanings:”

4. Amendment to Definitions. Section 2 of the IP Security Agreement is hereby amended to delete the definitions of “Obligations” therefrom and to insert in place thereof the following:

“Obligations” means, collectively, (a) all present and future obligations and liabilities of any kind incurred by Borrower pursuant to the Swap Agreement, including all Transactions, as defined in the Swap Agreement, entered into thereunder and all termination values, expenses and damages payable in accordance with the terms thereof; (b) interest from time to time accruing on any of the foregoing, and all fees and other amounts payable by Borrower pursuant to the Swap Agreement or any other Loan Document; and (c) all Related Expenses.

5. Additions to Definitions. Section 2 of the IP Security Agreement is hereby amended to add the following new definitions thereto:

“Business Day” means any day that is not a Saturday, a Sunday or another day of the year on which national banks are authorized or required to close in Cleveland, Ohio or New York, New York.

“Companies” means Borrower and all subsidiaries of Borrower.

“Company” means Borrower or a subsidiary of Borrower.

“KeyBank” means KeyBank National Association, a national banking association, and its successors and assigns.

“Lender” or “Lenders” means KeyBank.

“Loan Documents” means, collectively, this Agreement, the Swap Agreement, any documents executed in connection with the Swap Agreement, and any documents that secure the Swap Agreement, and any document executed by Borrower in connection with obligations that are secured by the security interest granted under this Agreement; as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.

“Material Adverse Effect” means a material adverse effect on (a) the operations, business, properties or financial condition of the Companies taken as a whole, (b) the rights and remedies of Agent or the Lenders under any Loan Document, (c) the ability of any Company to perform its obligations under any Loan Document to which it is a party, or (d) the legality, validity, binding effect or enforceability against any Company of any Loan Document to which it is a party.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, governmental authority or any other entity.

“Proceeds” means (a) proceeds as defined in the U.C.C., and any other proceeds, and (b) whatever is received upon the sale, exchange, collection or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds include, without limitation, moneys, checks and Deposit Accounts. Proceeds include, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the right of Agent and the Lenders to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of Agent or any Lender to a Company’s sale, exchange, collection or other disposition of any or all of the Collateral.

“Related Expenses” means any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, attorneys’ fees, legal expenses, judgments, suits and disbursements) (a) incurred by Agent, or imposed upon or asserted against Agent or any Lender, in any attempt by Agent and the Lenders to (i) enforce this Agreement, the Swap Agreement or any Related Writing, or to obtain, preserve or perfect any security interest evidenced by this Agreement, the Swap Agreement or any Related Writing; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Obligations or any part thereof, including, without limitation, costs and expenses for appraisals, assessments and audits of any Company or any such collateral; or (b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate, as defined in the Swap Agreement.

“Related Writing” means each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrower, any guarantor of payment or any mortgagor, or any officers or agents of any of the foregoing, to Agent or the Lenders pursuant to or otherwise in connection with the Obligations.

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in Ohio.

6. Amendment to Representations and Warranties. Section 4 of the IP Security Agreement is hereby amended to delete subsections 4.3 and 4.4 therefrom and to insert in place thereof, respectively, the following:

4.3. Except as set forth on Schedule 2 hereto, Borrower has no knowledge of any material claim that the use of any of the Collateral does or may violate the rights of any Person.

4.4 Except as set forth on Schedule 3 hereto, Borrower is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to the Collateral, free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, registered user agreements and covenants by Borrower not to sue third Persons.

7. Amendment to Event of Default. Section 8 of the IP Security Agreement is hereby amended to delete subsection 8.1 therefrom and to insert in place thereof the following:

8.1. Any of the following shall constitute an Event of Default under this Agreement: (a) an Event of Default, as defined in the Swap Agreement, shall occur under the Swap Agreement; (b) any representation, warranty or statement made by Borrower in or pursuant to this Agreement or in any other writing received by Agent or the Lenders in connection with the Obligations shall be false or erroneous in any material respect; or (c) Borrower shall fail or omit to perform or observe any agreement made by Borrower in or pursuant to this Agreement or in any other writing received by Agent or the Lenders pursuant hereto, and such failure or omission to perform or observe such agreement or other writing shall not have been fully corrected within thirty (30) days after the earlier of (i) any financial officer of Borrower becomes aware of the occurrence thereof, or (ii) the giving of written notice thereof to Borrower by Agent that the specified failure or omission is to be remedied.

8. Amendment to New Collateral. Section 15 of the IP Security Agreement is hereby amended to delete Section 15 therefrom and to insert in place thereof the following:

15. New Collateral. If, before the Obligations shall have been irrevocably paid in full and the Swap Agreement terminated, Borrower shall obtain rights to any new Collateral, the provisions of this Agreement hereby shall automatically apply thereto as if the same were identified on Schedule 1 as of the date hereof and Borrower shall give Agent prompt written notice thereof.

9. Amendment to Termination. Section 17 of the IP Security Agreement is hereby amended to delete Section 17 therefrom and to insert in place thereof the following:

17. Termination. At such time as the Obligations shall have been irrevocably paid in full and the Swap Agreement terminated and not replaced by any other credit facility with Agent, Borrower shall have the right to terminate this Agreement. Upon written request of Borrower, Agent shall execute and deliver to Borrower all deeds, assignments, and other instruments as may be necessary or proper to release Agent’s security interest in the Collateral and to re-vest in Borrower full title to the Collateral, subject to any disposition thereof that may have been made by Agent, for the benefit of the Lenders, pursuant hereto.

10. Amendment to Modifications. Section 21 of the IP Security Agreement is hereby amended to delete Section 21 therefrom and to insert in place thereof the following:

21. Modifications. This Agreement may be amended or modified only by a writing signed by Borrower and Agent. In the event that any provision of this Agreement is deemed to be inconsistent with any provision of any other document, other than the Swap Agreement, the provisions of this Agreement shall control.

11. Amendment to Notice. Section 23 of the IP Security Agreement is hereby amended to delete Section 23 therefrom and to insert in place thereof the following:

23. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified as Borrower’s notice address in the Swap Agreement, if to Agent, mailed or delivered to it, addressed to KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, Attention: Institutional Bank, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that all notices hereunder shall not be effective until received.

12. Amendment to Schedules to IP Security Agreement. The IP Security Agreement is hereby amended to add a new Schedule 2 (Litigation and Administrative Proceedings) and Schedule 3 (Liens) thereto, in the form, respectively, of Schedule 2 and Schedule 3 hereto.

13. Closing Deliveries. Concurrently with the execution of this Amendment, Borrower shall pay all legal fees and expenses of Agent in connection with this Amendment.

14. Confirmation of Recitals. Borrower and Agent hereby confirm the statements set forth in the recitals of this Amendment.

15. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Lenders that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Swap Agreement and all Related Writings is true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true an correct in all material respects as of such earlier date); (f) on the date hereof, Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower’s obligations or liabilities under the Swap Agreement or any Related

Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

16. Waiver and Release. Borrower, by signing below, hereby waives and releases Agent and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims of which Borrower is aware on the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

17. References to IP Security Agreement and Ratification. Each reference that is made in the IP Security Agreement or any other Related Writing shall hereafter be construed as a reference to the IP Security Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the IP Security Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing.

18. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

19. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

20. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

21. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws.

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JURY TRIAL WAIVER. BORROWER, AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

JUPITERMEDIA CORPORATION

By:	/s/ Alan M. Meckler
Name:	Alan M. Meckler
Title:	Chairman and Chief Executive Officer

KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ Jeff Kalinowsky
Jeff Kalinowsky
Senior Vice President

Signature Page to

First Amendment to IP Security Agreement